UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013 (May 21, 2013)

SIRIUS XM RADIO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34295	52-1700207
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 584-5100

_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On Tuesday, May 21, 2013, we held our annual meeting of stockholders. At the annual meeting, stockholders voted on the matters disclosed in our definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 10, 2013. The final voting results for the matters submitted to a vote of stockholders are as follows:

Item 1 – Election of Directors

At the annual meeting, the holders of our common stock elected the persons listed below as directors.

	Votes Cast For	Votes Cast Against	Broker Non-Votes

Joan L. Amble	4,741,638,464	22,700,911	1,241,979,661
Mark D. Carleton	4,506,779,057	257,560,318	1,241,979,661
David J.A. Flowers	4,291,542,778	472,796,597	1,241,979,661
Eddy W. Hartenstein	4,737,870,725	26,468,650	1,241,979,661
James P. Holden	4,689,304,061	75,035,314	1,241,979,661
Gregory B. Maffei	4,132,011,958	632,327,417	1,241,979,661
Evan D. Malone	4,681,375,052	82,964,323	1,241,979,661
James E. Meyer	4,730,999,434	33,339,941	1,241,979,661
James F. Mooney	4,740,246,069	24,093,306	1,241,979,661
Robin S. Pringle	4,681,187,120	83,152,255	1,241,979,661
Carl E. Vogel	4,575,466,587	188,872,788	1,241,979,661
Vanessa A. Wittman	4,741,228,343	23,111,032	1,241,979,661
David Zaslav	4,739,129,554	25,209,821	1,241,979,661

 Item 2 – Ratification of Appointment of KPMG LLP as Independent Registered Public Accountants

The holders of our common stock ratified the appointment of KPMG LLP as our independent registered public accountants.

Votes Cast For	Votes Cast Against	Abstentions
5,962,197,154	30,506,420	13,615,462

Item 3 – Stockholder Proposal Regarding Succession Planning

The holders of our common stock did not approve a proposal submitted by The Central Laborers’ Pension Fund requesting that our board of directors amend our Corporate Governance Guidelines to adopt and disclose a written and detailed succession planning policy.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non Votes
414,782,856	4,241,015,562	108,540,957	1,241,979,661

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS XM RADIO INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General
Counsel and Secretary

Dated: May 22, 2013